Exhibit 10.1

Shire plc Corporate Headquarters: 5 Riverwalk Citywest Business Campus Dublin 24 Ireland

www.shire.com

To:	Morgan Stanley Bank International Limited and Morgan Stanley Bank, NA (as Lenders) and Morgan Stanley Bank International Limited (as Agent)

From:	Shire plc (as Parent Company)

Dated:	13 December 2013

Shire PLC - US$2,600,000,000 Term Facilities Agreement
dated 11 November 2013 (the “Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this letter unless given a different meaning in this letter.

2.	We refer to Clause 7.2 (Voluntary cancellation).

(a) The Parent company requests the voluntary cancellation of $850,000,000.00 (eight hundred and fifty million dollars) of Available Facility under Facility A.

(b) The Lenders agree to waive the three Business Days' prior notice required in respect of such cancellation.

(c) The effective date of such cancellation is 13 December 2013.

3.	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

4.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.	This letter has been entered into on the date stated at the beginning of this letter.

6.	This letter is irrevocable.

/s/ Tom Greene

Shire plc (Parent Company)

By: Tom Greene

/s/ Shervin Sharghy	/s/ Anish Shah

Morgan Stanley International Limited	Morgan Stanley Bank, NA

By: Shervin Sharghy	By: Anish Shah

Incorporated and registered in Jersey No. 99854
Registered Office: Shire plc, 22 Grenville Street, St Helier, Jersey JE4 8PX